Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2017 (except for Note 2, under the heading Reverse stock split, as to which the date is January 16, 2018), in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-222371) and related Prospectus of ARMO BioSciences, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

January 16, 2018